UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

Sterling Real Estate Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1711 Gold Drive South, Suite 100

Fargo, North Dakota 58103

(Address of principal executive offices)

(701) 353-2720

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

Fourth Amended and Restated Advisory Agreement

On March 24, 2016,  Sterling Real Estate Trust (the “Company”) adopted its Fourth Amended and Restated Advisory Agreement with Sterling Management, LLC, the Company’s Advisor (the “Advisor”).    The Fourth Amended and Restated Advisory Agreement,  effective as of January 1, 2016,  includes terms and conditions that are substantially the same as the previous agreement.

The description herein of the Fourth Amended and Restated Advisory Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Fourth Amended and Restated Advisory Agreement filed as Exhibit 10.1 hereto.

Item 7.01 Regulation FD Disclosure

Share and Unit Price Increase

The Board of Trustees approved an increase in the price from $15.50 per share to $16.00 per share effective March 24, 2016.

Sterling’s Board of Trustees, acting as general partner of Sterling Properties, LLLP, also approved an increase in the unit price from $15.50 per unit to $16.00 per unit effective March 24, 2016.

The Board of Trustees also approved a change in the share repurchase price to $15.00 and a change in the unit redemption price to $15.00.  The Amended and Restated Share Repurchase Plan and Amended and Restated Repurchase Plan are filed herewith as Exhibits 99.1 and 99.2, respectively.

In determining the fair value of the shares and limited partnership units, the board relied upon their experience with, and knowledge about, our real estate portfolio and debt obligations.  The board also relied on valuation methodologies that are commonly used in the real estate industry.  The methodology used by our board to determine this value was based on the value of our real estate investments, cash and other assets and debt and other liabilities as of a date certain.

As with any valuation methodology, the methodologies utilized by the Board in reaching an estimate of the value of the shares and limited partnership units are based upon a number of estimates, assumptions, judgments or opinions that may, or may not, prove to be correct.  The use of different estimates, assumptions, judgments, or opinions would likely have resulted in significantly different estimates of the value of the shares and limited partnership units.  In addition, the Board’s estimate of share and limited partnership unit value is not based on the fair values of our real estate, as determined by GAAP, as our book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of the shares and limited partnership units, the Board did not include a liquidity discount in order to reflect the fact that the shares and limited partnership units are not currently traded on a national securities exchange; a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party;  or the costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy might be a listing of the limited partnership units or Sterling common shares on a national securities exchange or a merger or sale of our portfolio.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

10.1	Fourth Amended and Restated Advisory Agreement

99.1	Amended and Restated Share Repurchase Plan

99.2	Amended and Restated Unit Repurchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 25, 2016

STERLING REAL ESTATE TRUST

By:	/s/ Bradley J. Swenson
Bradley J. Swenson
President